UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Eastlake Avenue East, Suite 200, Seattle, Washington	98102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

0% Convertible Senior Notes due 2031

On June 22, 2026, Adaptive Biotechnologies Corporation (the “Company”) issued $345 million in aggregate principal amount of 0% Convertible Senior Notes due 2031 (the “Notes”). The Notes issued include the full exercise by the initial purchasers on June 17, 2026 of their option to purchase an additional $45 million in aggregate principal amount of Notes.

Use of Proceeds

The Company’s net proceeds from this offering were approximately $334.5 million, after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company used approximately $25.6 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. The Company used approximately $25.0 million of the net proceeds from the offering to repurchase 1,451,800 shares of common stock in privately negotiated transactions through one of the initial purchasers or its affiliate. The Company used $156.9 million the net proceeds from the offering for the repayment of the OrbiMed Purchase Agreement (as described below). The remainder of the net proceeds from the offering will be held for general corporate purposes and opportunistic initiatives in the MRD business.

Indenture

The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of June 22, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will mature on July 1, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, of the Company’s subsidiaries.

Before the close of business on the business day immediately before April 1, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and including April 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 41.4800 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $24.11 per share of common stock. The initial conversion price represents a premium of approximately 40.0% over the last reported sale price of $17.22 per share of the Company’s common stock on June 16, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after July 1, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. In addition, the Notes will be redeemable, in whole and not in part, at the Company’s option at any time, if the aggregate principal amount of the Notes that remain outstanding is less than 15% of the aggregate principal amount of Notes initially issued under the Indenture and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If a Fundamental Change (as defined in the Indenture) occurs, then, subject to a limited exception, noteholders may require the Company to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the common stock.

The Indenture contains customary provisions relating to the occurrence of an “Event of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of special interest or additional interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for money borrowed of at least $50,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive additional interest on the Notes during the first 180 days after the occurrence of such Event of Default at a rate per annum equal to 0.25% on the principal amount of the Notes and, thereafter, at a rate per annum equal to 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On June 16, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on June 17, 2026, in connection with the initial purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions are generally expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $34.44 per share of the Company’s common stock, representing a premium of 100% over the last reported sale price of the Company’s common stock of $17.22 per share on June 16, 2026.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the noteholders’ rights. Noteholders will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full text of the form of the capped call confirmation relating to the Capped Call Transactions, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

OrbiMed Waiver Agreement

The disclosure set forth in Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02	Termination of Material Definitive Agreement

On June 22, 2026, the Company used $156.9 million of proceeds from the Notes offering to repurchase all Revenue Interests (as defined below) and repay in full all of its obligations under the revenue interest purchase agreement (the

“OrbiMed Purchase Agreement”), dated September 12, 2022, with OrbiMed Royalty & Credit Opportunities IV, LP (“OrbiMed”), an affiliate of OrbiMed Advisors LLC, as collateral agent and administrative agent for the purchasers party thereto (the “Purchasers”). Pursuant to the OrbiMed Purchase Agreement, the Company had received $124.4 million from the Purchasers (the “Purchaser Payment”), net of expenses. As consideration for such payments, the Purchasers had the right to receive certain revenue interest payments from the Company each quarter based on a current rate of five percent of all GAAP revenue, subject to adjustment in September 2028 as provided in the OrbiMed Purchase Agreement (the “Revenue Interests”). OrbiMed was entitled to 100% of the revenue interest payments until it received a total cumulative value of 165% of the Purchaser Payment (the “Return Cap”), unless full repayment of the amount of the Return Cap has not been made by September 12, 2032, in which case the Return Cap shall be increased to 175% of the Purchaser Payment.

In connection with the Notes offering, on June 15, 2026, OrbiMed and the Company entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which OrbiMed waived various covenants in the OrbiMed Purchase Agreement that otherwise would have restricted the Company’s ability to conduct the offering, conditioned on the Company repaying the Purchaser Payment at a Return Cap of 156%, which resulted in a payoff amount of $156.9 million, pursuant to customary payoff documentation.

The description of the Waiver Agreement is qualified in its entirety by reference to the full text of the Waiver Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company with its security holders where no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. Initially, a maximum of 20,034,840 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 58.0720 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Neither the Notes nor the underlying common stock (if conversions of the Notes are settled through delivery of common stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On June 17, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of common stock issuable upon conversion of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 22, 2026, between Adaptive Biotechnologies Corporation and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of 0% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1)

10.1	Form of Capped Call Confirmation

10.2	Waiver Agreement, dated as of June 15, 2026, among Adaptive Biotechnologies Corporation, OrbiMed Royalty & Credit Opportunities IV, LP, OrbiMed Royalty & Credit Opportunities III, LP and OrbiMed Royalty & Credit Opportunities IV Offshore, LP

99.1	Press Release dated June 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: June 22, 2026	By:	/s/ Kyle Piskel
Kyle Piskel
Chief Financial Officer